Exhibit 1

Saba Capital Management, L.P. (“Saba Capital”), Saba Capital Master Fund, Ltd. (“SCMF”), Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital and SCMF, “Saba”) and the Nominees (as defined below, and together with Saba, the “Participants”) intend to file definitive proxy statements and accompanying forms of proxy with the Securities and Exchange Commission (the “SEC”) to be used in conjunction with the solicitation of proxies from the shareholders of each of BlackRock Innovation and Growth Term Trust (“BIGZ”); BlackRock Capital Allocation Term Trust (“BCAT”); BlackRock ESG Capital Allocation Term Trust (“ECAT”); BlackRock Health Sciences Term Trust (“BMEZ”); BlackRock California Municipal Income Trust (“BFZ”); BlackRock Science and Technology Term Trust (“BSTZ”); BlackRock MuniYield Pennsylvania Quality Fund (“MPA”); BlackRock MuniYield New York Quality Fund, Inc. (“MYN”);  BlackRock New York Municipal Income Trust (“BNY”); and BlackRock MuniHoldings New York Quality Fund, Inc. (“MHN” and together with BIGZ, BCAT, ECAT, BMEZ, BFZ, BSTZ, MPA, MYN and BNY, the “BlackRock Funds”). Shareholders of any BlackRock Fund are advised to read the definitive proxy statement and other documents related to the solicitation of proxies with respect to such Fund by the Participants as they become available because they will contain important information. They will be made available at no charge on the SEC’s website, http://www.sec.gov/.

The “Nominees” refer to (i) with respect to BIGZ, BCAT, ECAT, BMEZ, BSTZ and MPA, Ilya Gurevich (“Mr. Gurevich”), Shavar Jeffries (“Mr. Jeffries”), Jennifer Raab (“Ms. Raab”), Athanassios Diplas (“Mr. Diplas”), David Littlewood (“Mr. Littlewood”), David Locala (“Mr. Locala”) and Alexander Vindman (“Mr. Vindman”); (ii) with respect to BFZ, Mr. Gurevich and Mr. Jeffries; (iii) with respect to MYN, Ms. Raab and Mr. Vindman; (iv) with respect to BNY, Mr. Gurevich and Ms. Raab; and (v) with respect to MHN, Mr. Jeffries and Ms. Raab.

Shareholders can obtain information about Saba’s beneficial ownership of securities of the BlackRock Funds as follows: With respect to (i) BIGZ, BCAT, ECAT and BMEZ, the respective Form 4s filed by Saba Capital with the SEC on February 15, 2024, and any subsequent Form 4s that may be filed in connection therewith; (ii) BFZ, the Form 4 filed by Saba Capital with the SEC on February 7, 2024, and any subsequent Form 4s that may be filed in connection therewith; (iii) MPA, the Form 4 filed by Saba Capital with the SEC on February 12, 2024, and any subsequent Form 4s that may be filed in connection therewith; and (iv) BSTZ, MYN, BNY and MHN, the respective amended Schedule 13Ds filed by Saba Capital with the SEC on February 20, 2024, and any subsequent amendments thereto.

As of the date hereof, none of the Nominees beneficially own any securities of any of the BlackRock Funds.